Form 8K

MEDIA CONTACT:
Gabriele Collier
Silicon Image, Inc.
Phone: 408-616-4088
gcollier@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

SILICON IMAGE REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

SUNNYVALE, Calif., April 26, 2011 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in advanced, interoperable HD connectivity solutions for consumer electronics, today reported financial results for its first quarter ended March 31, 2011.

Revenue for the first quarter of 2011 was $49.0 million, compared to $52.0 million for the fourth quarter of 2010 and $34.3 million for the first quarter of 2010. GAAP net loss for the first quarter of 2011 was $0.8 million or $0.01 per share, compared to net income of $4.2 million, or $0.05 per diluted share, for the fourth quarter of 2010 and a net loss of $7.2 million, or $0.10 per share, for the first quarter of 2010.

Non-GAAP net income for the first quarter of 2011 was $2.4 million or $0.03 per diluted share, compared to $5.3 million, or $0.07 per diluted share, for the fourth quarter of 2010 and a non-GAAP net loss of $3.6 million, or $0.05 per share, for the first quarter of 2010.  Non-GAAP net income (loss) for these periods exclude stock-based compensation expense, amortization of intangible assets, restructuring charges and business acquisition related expenses. A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"Silicon Image’s strong performance was driven by CE product sales and an increasingly successful mobile product portfolio, as mobile device manufacturers are integrating MHL-based products into their smart phones and tablets," said Camillo Martino, chief executive officer of Silicon Image, Inc.  “We pursued our long-term strategic growth initiatives, as evidenced by the acquisition of home theater solutions from Anchor Bay Technologies and the definitive agreement to acquire wireless technology company SiBEAM, and we will continue to drive new product development for both wireless and wired HD connectivity solutions.”

The following are Silicon Image’s financial performance estimates for the second quarter of 2011:

Revenue: $51 million - $53 million
Gross margin: approximately 56%
GAAP operating expenses: approximately $28 million
Non-GAAP operating expenses: approximately $25 million - $26 million
Interest income: approximately $0.5 million
Diluted shares outstanding: approximately 83 million
Non-GAAP tax rate:  approximately 18%

                                1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Use of Non-GAAP Financial Information
Silicon Image presents and discusses gross margin, operating expenses, net income (loss) and basic and diluted net income (loss) per share in accordance with Generally Accepted Accounting Principles (GAAP), and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain charges such as amortization of intangible assets, stock based compensation, restructuring charges and business acquisition related expenses do not reflect the ongoing operations of the Company. We believe that providing non-GAAP information for these items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call
Silicon Image will host an investor conference call today to discuss its first quarter 2011 results at 2:00 p.m. Pacific Time and will webcast the event.  To access the conference call, dial 800-954-1052 or 212-231-2918.  The webcast will be accessible on Silicon Image's investor relations website at http://ir.SiliconImage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through Sunday, May 1, 2011.  To access the replay, please dial 800-633-8284 or 402-977-9140 and enter pass code 21519825.

About Silicon Image, Inc.
Silicon Image is a leading provider of advanced, interoperable connectivity solutions that enable the reliable distribution and presentation of high-definition (HD) content for consumer electronics, mobile, and PC markets.  The company delivers its technology via semiconductor and intellectual property (IP) products that are compliant with global industry standards and also feature industry leading Silicon Image innovations such as InstaPort™.  Silicon Image’s products are deployed by the world’s leading electronics manufacturers in devices such as desktop and notebook PCs, DTVs, Blu-Ray Disc™ players, audio-video receivers, as well as mobile phones, tablets and digital cameras.  Silicon Image has driven the creation of the highly successful HDMI® and DVI™ industry standards, as well as the latest standards for mobile devices - SPMT™ (Serial Port Memory Technology) and MHL™ (Mobile High-Definition Link).  Via its wholly-owned subsidiary, Simplay Labs, Silicon Image offers manufacturers comprehensive standards interoperability and compliance testing services.  For more information, visit us at http://www.siliconimage.com/.

Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the United States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income, tax rates, company growth and penetration into mobile devices. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, Silicon Image’s ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

                                1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Revenue:
Product	$38,057	$42,067	$26,293
Licensing	10,942	9,917	8,016
Total revenue	48,999	51,984	34,309
Cost of revenue and operating expenses:
Cost of product revenue (1)	19,872	20,582	14,822
Cost of licensing revenue	400	166	23
Research and development (2)	15,243	14,934	13,137
Selling, general and administrative (3)	13,051	11,848	12,030
Restructuring expense	365	2,307	585
Amortization of intangible assets	197	37	37
Total cost of revenue and operating expenses	49,128	49,874	40,634
Income (loss) from operations	(129)	2,110	(6,325)
Interest income and other, net	377	1,834	604
Income (loss) before provision for income taxes	248	3,944	(5,721)
Income tax expense (benefit)	1,068	(240)	1,521
Net income (loss)	$(820)	$4,184	$(7,242)

Net income (loss) per share – basic and diluted	$(0.01)	$0.05	$(0.10)
Weighted average shares – basic	78,724	77,873	76,013
Weighted average shares – diluted	78,724	80,512	76,013

(1) Includes stock-based compensation expense	$180	$102	$184
(2) Includes stock-based compensation expense	$573	$574	$645
(3) Includes stock-based compensation expense	$1,132	$770	$1,331

                                   1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
GAAP net income (loss)	$(820)	$4,184	$(7,242)
Non-GAAP adjustments:
Stock-based compensation expense (1)	1,885	1,446	2,160
Restructuring expense (4)	365	2,307	585
Amortization of intangible assets (2)	197	37	37
Business acquisition related expenses (2)	138	-	-
Reversal of a subsidiary's foreign currency translation adjustment (3)	132	(1,366)	-
Non-GAAP net income (loss) before tax adjustments	1,897	6,608	(4,460)
Tax adjustments (5)	534	(1,280)	835
Non-GAAP net income (loss)	$2,431	$5,328	$(3,625)

Non-GAAP net income (loss) per share — basic and diluted	$0.03	$0.07	$(0.05)
Weighted average shares — basic	78,724	77,873	76,013
Weighted average shares — diluted	82,351	80,512	76,013

Stock-based compensation expense is composed of the following:
Cost of Revenue	$180	$102	$184
Research and Development	573	574	645
Selling, General and Administrative	1,132	770	1,331
Total	$1,885	$1,446	$2,160

                                  1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

Discussion of Non-GAAP Financial Measures

(1)
Stock-Based Compensation Related Items: We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) since January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. The expense associated with granting an employee a stock option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may recognize expense on a stock option in a year in which the stock option is significantly underwater and typically would not be exercised or would not generate any compensation for the employee. The expense associated with an award of a stock option for 1,000 shares of stock by us in one quarter, for example, may have a very different expense than an award of an identical number of shares in a different quarter. Further, the expense recognized by us for such an option may be very different than the expense recognized by other companies for the award of a comparable option. This makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

(2)
Business Acquisition Related Items: We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; and (ii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(3)
Reversal of a Subsidiary’s Foreign Currency Translation Adjustment: This adjustment relates to the reversal from accumulated Other Comprehensive Income (OCI) to income of the accumulated foreign currency translation adjustment of our wholly owned subsidiary in Germany whose facilities and offices had been substantially liquidated during 2010. Our decision to take the accumulated foreign currency translation adjustment to income was based on the provisions of FASB ASC. No. 830-30-40, which states that currency translation adjustment should not be released from accumulated OCI into income until complete or substantially complete liquidation of an investment in a foreign entity. As this was a one-time income and that this unique transaction limits the comparability of our on-going operations with prior and future periods, we believe that this income does not accurately reflect the underlying performance of our continuing operations in the period in which this income was incurred.  We believe that providing non-GAAP information for this item in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations.

(4)
Other Items: We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs and (ii) impairment charges.  It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.  As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

(5)
Tax adjustments: For the three months ended March 31, 2011, our Non-GAAP tax rate was approximately 18% of Non-GAAP pre-tax income and for the three months ended December 31, 2010 and March 31, 2010, our Non-GAAP tax rate was approximately 2% of revenue. Non-GAAP tax rate is primarily based on net expected cash flow for income taxes.

                                  1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	March 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$27,264	$29,942
Short-term investments	154,381	160,538
Accounts receivable, net	26,829	22,598
Inventories	11,168	10,212
Prepaid expenses and other current assets	7,071	6,515
Deferred income taxes	1,008	1,008
Total current assets	227,721	230,813
Property and equipment, net	11,400	11,404
Deferred income taxes, non-current	4,795	4,795
Goodwill and other intangible assets, net	4,966	-
Other assets	8,626	3,607
Total assets	$257,508	$250,619
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,576	$10,615
Accrued and other current liabilities	14,719	17,771
Deferred margin on sales to distributors	18,708	13,484
Deferred license revenue	3,530	4,197
Total current liabilities	47,533	46,067
Other long-term liabilities	13,608	13,356
Total liabilities	61,141	59,423
Stockholders’ Equity:
Total stockholders’ equity	196,367	191,196
Total liabilities and stockholders’ equity	$257,508	$250,619

                                  1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited
	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(820)	$(7,242)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation expense	1,885	2,160
Depreciation	1,659	2,098
Tax benefit from employee stock-based compensation plans	923	-
Amortization of investment premium	806	610
Amortization of intangible assets	197	37
Provision for doubtful accounts	30	59
Excess tax benefits from employee stock-based transactions	(923)	-
Realized gain on sale of short-term investments	(39)	(61)
Others	132	-
Asset impairment due to restructuring	-	132
Changes in assets and liabilities:
Accounts receivable	(4,261)	4,034
Inventories	(758)	1,227
Prepaid expenses and other assets	(827)	21,260
Accounts payable	(1,548)	1,439
Accrued and other liabilities	(4,322)	(12,588)
Deferred margin on sales to distributors	5,224	762
Deferred license revenue	(725)	116
Cash provided by (used in) operating activities	(3,367)	14,043
Cash flows from investing activities:
Proceeds from sales of short-term investments	35,457	17,123
Purchases of short-term investments	(30,076)	(29,168)
Payments made in connection with business acquisition	(1,915)	-
Purchases of property and equipment	(1,924)	(1,401)
Other investing activities	(4,750)	-
Cash used in investing activities	(3,208)	(13,446)
Cash flows from financing activities:
Proceeds from issuances of common stock	4,047	1,299
Excess tax benefits from employee stock-based transactions	923	-
Repurchase of restricted stock units for income tax withholding	(1,069)	(1,021)
Cash provided by financing activities	3,901	278
Effect of exchange rate changes on cash and cash equivalents	(4)	405
Net increase (decrease) in cash and cash equivalents	(2,678)	1,280
Cash and cash equivalents - beginning of period	29,942	29,756
Cash and cash equivalents - end of period	$27,264	$31,036
Supplemental cash flow information:
Restricted stock units vested	$2,735	$2,569
Property and equipment purchased but not paid for	$626	$367
Net refund (cash payment) for income taxes	$(1,625)	$21,500
Unrealized net gain (loss) on short-term investments	$(9)	$(121)

                                   1060 E. Arques Avenue, Sunnyvale, CA 94085 408.616.4000 www.SiliconImage.com